Exhibit C

                                CSW Energy, Inc.
                               Statement of Income
                    For the Twelve Months Ended June 30, 2000
                                   (Unaudited)
                                    ($000's)



OPERATING REVENUE:
              Electric revenues                            $72,579
              Thermal revenues                              13,538
              Equity in Income from energy projects         17,224
              Operating and mantenance contract services    10,425
              Construction contract revenue                 61,935
              Other                                         52,957
                                                       --------------
                          Total operating revenue          228,658


OPERATING EXPENSES:
              Fuel                                          53,663
              Operating, maintnance and supplies             9,973
              Depreciation and amortization                  4,104
              Salaries, wages and benefits                  14,999
              Construction contract expenses                69,873
              General and administrative                    13,460
              Operating and maintenance contract services    6,381
                                                       --------------
                          Total operating expenses         172,453

INCOME FROM OPERATIONS                                      56,205

OTHER INCOME (EXPENSE)
              Interest income                               38,350
              Interest expense                             (31,682)
              Other, net                                    (1,189)
                                                       --------------
                          Total other (expense)              5,479

INCOME  BEFORE INCOME TAXES                                 61,684

PROVISION  FOR INCOME TAXES                                 26,002
                                                      --------------

               Net income                                  $35,682
                                                      ==============